Exhibit 99.1

GCI REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS
Net Loss of $9 million
Consolidated Revenue of $224 million
Pro Forma EBITDA of $75 million

August 2, 2017, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) announces its results for the second quarter of 2017.
Liberty Interactive Transaction Update:
As previously announced, GCI and Liberty Interactive Corporation signed an agreement to combine GCI with certain assets of the Liberty Ventures Group. The following summarizes our progress on closing related requirements:

Financing: We have received consents from our bondholders waiving their change of control put right, and we have amended our Senior Credit Facility to allow for the transaction.

Hart-Scott-Rodino Review: On June 7, 2017, the Federal Trade Commission and Department of Justice announced early termination of the waiting period under the premerger notification rules.

Regulatory Approvals: We have made the required filings with each of the Federal Communications Commission ("FCC") and the Regulatory Commission of Alaska seeking approval of the transaction.

Shareholder vote: We have submitted our S-4 to the SEC this week for review.

The transaction is expected to be completed during the fourth quarter of 2017, subject to the satisfaction of customary closing conditions, including the regulatory and shareholder approvals.

Universal Services - Rural Health Care (RHC) Program Update

The RHC program provides funding for rural health care facilities to gain access to critical broadband connectivity at urban rates. For the fiscal year ending June 30, 2017, the requests for funding from the program exceeded the program cap of $400 million for the first time. The FCC then reduced by 7.5 percent the amount of the subsidy to users who did not file in the first application window. This reduction left some of our customers with significant and unexpected amounts due.

With the significantly higher cost of service in Alaska, the FCC recognized that this would be a real burden on rural health care providers in Alaska. On June 30, 2017 the FCC issued an order which would allow telecom providers to “forgive” the additional 7.5 percent payment which would have otherwise been payable, by retroactively resetting the rates for service. Under these specific circumstances, GCI is currently expecting to forgive these amounts for the fiscal year ending June 30, 2017. The impact of this decision is a one-time reduction of revenues and EBITDA of approximately $5 million in the second quarter. We are working with our rural health care provider partners and the FCC on alternative funding solutions for future years.
Operating and Financial Highlights

Our second quarter revenues were $224 million, a decline of $4 million sequentially and $9 million from the second quarter of 2016 driven by weakness in consumer wireless and video in addition to the RHC revenue reduction. Pro Forma EBITDA, which is Adjusted EBITDA plus $9 million of one-time Liberty transaction costs in the quarter, was $75 million. This is up $2 million from the previous quarter and $3 million year-over-year. Pro Forma EBITDA is up due to general operational efficiencies including savings achieved in procurement initiatives and our circuit costs.
As we mentioned in our first quarter call, we are focusing on operating efficiencies and cost savings as we expect muted revenue growth in the context of the Alaska recession. This quarter we had Pro Forma EBITDA margins of 33.4 percent compared to 30.6 percent in the second quarter of 2016 and 32.0 percent in the first quarter of 2017.
Consumer
Consumer revenues of $106 million in the second quarter were down $6 million or 5.5 percent year-over-year and down $1 million or 0.8 percent sequentially. Wireless revenues were down $4 million year-over-year with the declines coming equally from handset sales and ARPU declines. Additionally, our video subscribers were down 7.1 percent year-over-year. The recession in Alaska is a significant contributing factor in our subscriber headwinds.
Business
GCI Business revenues of $118 million in the second quarter are down $3 million or 2.7 percent year-over-year and $3 million or 2.4 percent sequentially. The decline is primarily due to the $5 million RHC adjustment mentioned earlier. GCI Business revenues increased $2 million or 1.8 percent year-over-year and $3 million or 2.1 percent sequentially after removing the impact of the RHC adjustment. Sales of data products led to the revenue increase in business, which was partially offset by a decline in voice.
SG&A

SG&A expenses were $96 million during the quarter. Excluding the one-time Liberty transaction costs of $9 million, expenses were down $1 million or 0.8 percent year-over-year and down $2 million or 2.3 percent sequentially.

Capital Expenditures

Capital expenditures for the quarter totaled $43 million.
Leverage
After adding back the roaming adjustment and Liberty transaction costs, our net debt to trailing 12 months Adjusted EBITDA was 4.7x as of June 30, 2017.

2017 Guidance

We are narrowing our Pro Forma EBITDA guidance to be between $300 million and $315 million in 2017, excluding costs related to the Liberty transaction.

Capital expenditures are expected to be approximately $165 million in 2017.

Use of Non-GAAP Measure

Pro-Forma and Adjusted EBITDA are presented herein and are non-GAAP measures. See our attached financials for a reconciliation of these non-GAAP measures to the nearest GAAP measure.

Pro-Forma EBITDA guidance is a forward-looking non-GAAP financial measure presented herein. Reconciliation to the most directly comparable GAAP financial measure is not provided because we are unable to provide such reconciliation without unreasonable effort.  The inability to provide a reconciliation is due to the uncertainty and inherent difficulty regarding the occurrence, the financial impact and the periods with respect to recognition of future GAAP financial measures.  We also believe that such a reconciliation would imply an inappropriate degree of precision.  For the same reasons, we are unable to address the probable significance of the unavailable information.

Conference Call

The company will hold a conference call to discuss the financial results on Thursday, August 3, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:45-2:00 p.m. (Eastern) at 844-850-0551 (International callers should dial +1-412-902-4197) and identify your call as “GCI”.
In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to ir.gci.com and follow the instructions.
After appropriate filings have been made with the SEC, a rebroadcast of the briefing will be available by logging onto our investor relations site at www.gci.com.
Forward-Looking Statement Disclosure

The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest communications provider in Alaska, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. Headquartered in Alaska, GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America. Learn more about GCI at www.gci.com.

Contact:
Media / Investors: Heather Handyside, 907.868.6838, hhandyside@gci.com

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GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	June 30,	December 31,
ASSETS	2017	2016
Current assets:
Cash and cash equivalents	$23,022	19,297

Receivables	208,118	184,296
Less allowance for doubtful receivables	3,788	4,407
Net receivables	204,330	179,889

Prepaid expenses	23,221	18,599
Inventories	10,837	11,945
Other current assets	167	167
Total current assets	261,577	229,897

Property and equipment	2,682,580	2,614,875
Less accumulated depreciation	1,538,272	1,452,957
Net property and equipment	1,144,308	1,161,918

Goodwill	242,110	239,263
Cable certificates	191,635	191,635
Wireless licenses	93,753	92,347
Other intangible assets, net of amortization	76,082	74,444
Other assets	75,120	76,435
Total other assets	678,700	674,124
Total assets	$2,084,585	2,065,939

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	June 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2017	2016
Current liabilities:
Current maturities of obligations under long-term debt, capital leases, and tower obligation	$13,703	13,229
Accounts payable	49,360	72,937
Deferred revenue	39,960	37,618
Accrued payroll and payroll related obligations	30,979	30,305
Accrued liabilities	15,147	14,729
Accrued interest (including $2,296 and $5,132 to a related party at June 30, 2017 and December 31, 2016, respectively)	11,461	13,926
Subscriber deposits	1,224	917
Total current liabilities	161,834	183,661

Long-term debt, net (including $57,642 and $56,640 to a related party at June 30, 2017 and December 31, 2016, respectively)	1,384,105	1,333,446
Obligations under capital leases, excluding current maturities (including $1,738 and $1,769 due to a related party at June 30, 2017 and December 31, 2016, respectively)	45,393	50,316
Deferred income taxes	136,473	137,982
Long-term deferred revenue	137,359	135,877
Tower obligation	90,990	87,653
Other liabilities (including $71,400 and $29,700 for derivative stock appreciation rights with a related party at June 30, 2017 and December 31, 2016, respectively)	126,820	83,756
Total liabilities	2,082,974	2,012,691

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 33,082 and 32,668 shares at June 30, 2017 and December 31, 2016, respectively; outstanding 33,056 and 32,642 shares at June 30, 2017 and December 31, 2016, respectively	—	—
Class B. Authorized 10,000 shares; issued and outstanding 3,052 and 3,153 shares at June 30, 2017 and December 31, 2016, respectively; convertible on a share-per-share basis into Class A common stock	2,578	2,663
Less cost of 26 Class A common shares held in treasury at June 30, 2017 and December 31, 2016	(249)	(249)
Paid-in capital	11,686	3,237
Retained earnings (deficit)	(45,407)	17,068
Total General Communication, Inc. stockholders' equity (deficit)	(31,392)	22,719
Non-controlling interests	33,003	30,529
Total stockholders’ equity	1,611	53,248
Total liabilities and stockholders’ equity	$2,084,585	2,065,939

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands, except per share amounts)	2017	2016	2017	2016
Revenues	$224,346	233,766	452,461	464,864
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	68,329	78,141	137,603	154,432
Selling, general and administrative expenses	96,229	88,022	189,787	175,668
Depreciation and amortization expense	48,757	48,072	98,694	95,214
Operating income	11,031	19,531	26,377	39,550

Other income (expense):
Interest expense (including amortization of deferred loan fees)	(20,946)	(19,362)	(40,782)	(38,533)
Interest expense with related party	(1,915)	(1,846)	(3,792)	(3,677)
Derivative instrument unrealized income (loss) with related party	(38,790)	6,510	(41,700)	11,040
Other	645	587	1,272	1,089
Other expense, net	(61,006)	(14,111)	(85,002)	(30,081)

Income (loss) before income taxes	(49,975)	5,420	(58,625)	9,469
Income tax (expense) benefit	40,975	(2,122)	(5,621)	(5,189)
Net income (loss)	(9,000)	3,298	(64,246)	4,280

Net loss attributable to non-controlling interests	(118)	(117)	(235)	(234)
Net income (loss) attributable to General Communication, Inc.	$(8,882)	3,415	(64,011)	4,514

Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$(0.26)	0.09	(1.86)	0.12
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$(0.26)	0.09	(1.86)	0.12
Diluted net loss attributable to General Communication, Inc. common stockholders per Class A common share	$(0.26)	(0.01)	(1.86)	(0.05)
Diluted net loss attributable to General Communication, Inc. common stockholders per Class B common share	$(0.26)	(0.01)	(1.86)	(0.05)
Common shares used to calculate Class A basic EPS	31,276	33,308	31,248	33,502
Common shares used to calculate Class A diluted EPS	34,354	37,100	34,364	37,427

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)

(Amounts in thousands)	Second Quarter 2017	Second Quarter 2016	First Quarter 2017
Revenues
Wireless	$66,695	71,848	65,462
Data	109,069	108,007	114,154
Video	29,731	31,645	29,061
Voice	18,851	22,266	19,438
Total	224,346	233,766	228,115

Cost of goods sold	68,329	78,141	69,274

Contribution	156,017	155,625	158,841

Less SG&A	(96,229)	(88,022)	(93,558)
Plus share-based compensation	5,745	2,683	3,138
Plus imputed interest on financed devices	630	633	681
Plus accretion	437	442	490
Other	(533)	179	(783)
Adjusted EBITDA	66,067	71,540	68,809
Liberty transaction costs	8,943	—	4,208
Pro Forma EBITDA	$75,010	71,540	73,017

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)

	Six Months Ended
	June 30,
(Amounts in thousands)	2017	2016
Revenues
Wireless	$132,157	140,108
Data	223,223	214,978
Video	58,792	65,054
Voice	38,289	44,724
Total	452,461	464,864

Cost of goods sold	137,603	154,432

Contribution	314,858	310,432

Less SG&A	(189,787)	(175,668)
Plus share-based compensation	8,883	5,010
Plus imputed interest on financed devices	1,311	1,234
Plus accretion	927	834
Other	(1,316)	304
Adjusted EBITDA	134,876	142,146
Liberty transaction costs	13,151	—
Pro Forma EBITDA	$148,027	142,146

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2017	2016	2017	2017	2016
Net income (loss)	$(9,000)	3,298	(55,246)	(64,246)	4,280
Income tax expense (benefit)	(40,975)	2,122	46,596	5,621	5,189
Income (loss) before income taxes	(49,975)	5,420	(8,650)	(58,625)	9,469

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	20,946	19,362	19,836	40,782	38,533
Related party interest expense	1,915	1,846	1,877	3,792	3,677
Derivative instrument unrealized (income) loss with related party	38,790	(6,510)	2,910	41,700	(11,040)
Other	(645)	(587)	(627)	(1,272)	(1,089)
Other expense, net	61,006	14,111	23,996	85,002	30,081

Operating income	11,031	19,531	15,346	26,377	39,550
Plus depreciation and amortization expense	48,757	48,072	49,937	98,694	95,214
Plus share-based compensation expense	5,745	2,683	3,138	8,883	5,010
Plus imputed interest on financed devices	630	633	681	1,311	1,234
Plus accretion expense	437	442	490	927	834
Other	(533)	179	(783)	(1,316)	304
Adjusted EBITDA (Note 1)	66,067	71,540	68,809	134,876	142,146
Liberty transaction costs	8,943	—	4,208	13,151	—
Pro Forma EBITDA (Note 2)	$75,010	71,540	73,017	148,027	142,146

Note:
(1) Earnings plus imputed interest on financed devices before:
•Net interest expense,
•Income taxes,
•Depreciation and amortization expense,
•Loss on extinguishment of debt,
•Derivative instrument unrealized income (loss),
•Share-based compensation expense,
•Accretion expense,
•Loss attributable to non-controlling interest resulting from NMTC transactions,
•Gains and impairment losses on equity and cost method investments, and
•Other non-cash adjustments.
(2) Adjusted EBITDA plus Liberty transaction costs.

Adjusted and Pro Forma EBITDA are not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA and Pro Forma EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA and Pro Forma EBITDA are useful to investors and other users of our financial information in understanding and evaluating operating performance as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA and Pro Forma EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA and Pro Forma EBITDA do not give effect to cash used for debt service requirements, and thus do not reflect funds available for investment or other discretionary uses. Adjusted EBITDA and Pro Forma EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2017			Second Quarter 2016
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$40,115	26,580	66,695	44,145	27,703	71,848
Data	35,418	73,651	109,069	34,818	73,189	108,007
Video	24,937	4,794	29,731	26,813	4,832	31,645
Voice	5,910	12,941	18,851	6,764	15,502	22,266
Total	$106,380	117,966	224,346	112,540	121,226	233,766

(Amounts in thousands)
	Second Quarter 2017			First Quarter 2017
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$40,115	26,580	66,695	40,100	25,362	65,462
Data	35,418	73,651	109,069	36,088	78,066	114,154
Video	24,937	4,794	29,731	24,939	4,122	29,061
Voice	5,910	12,941	18,851	6,061	13,377	19,438
Total	$106,380	117,966	224,346	107,188	120,927	228,115

(Amounts in thousands)
	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$80,215	51,942	132,157	87,549	52,559	140,108
Data	71,506	151,717	223,223	69,778	145,200	214,978
Video	49,876	8,916	58,792	55,160	9,894	65,054
Voice	11,971	26,318	38,289	13,806	30,918	44,724
Total	$213,568	238,893	452,461	226,293	238,571	464,864

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				June 30, 2017		June 30, 2017
				as compared to		as compared to
	June 30,	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2017	2016	2017	2016	2017	2016	2017
Consumer
Data
Cable modem subscribers[1]	128,100	130,100	130,900	(2,000)	(2,800)	(1.5)%	(2.1)%
Video
Basic subscribers[2]	102,700	110,500	106,100	(7,800)	(3,400)	(7.1)%	(3.2)%
Homes passed	251,200	249,500	250,800	1,700	400	0.7%	0.2%
Voice
Local access lines in service[3]	51,700	54,300	52,700	(2,600)	(1,000)	(4.8)%	(1.9)%
Business
Data
Cable modem subscribers[1]	10,000	9,900	9,900	100	100	1.0%	1.0%
Voice
Local access lines in service[3]	40,200	41,400	40,300	(1,200)	(100)	(2.9)%	(0.2)%
Video
Hotel and mini-headend subscribers	19,100	20,700	15,200	(1,600)	3,900	(7.7)%	25.7%
Basic subscribers[2]	1,300	1,500	1,300	(200)	—	(13.3)%	—%
Total basic subscribers	20,400	22,200	16,500	(1,800)	3,900	(8.1)%	23.6%
Consumer and Business Combined
Wireless
Consumer wireless lines in service[4]	201,200	203,900	198,600	(2,700)	2,600	(1.3)%	1.3%
Business wireless lines in service[4]	23,300	24,200	23,400	(900)	(100)	(3.7)%	(0.4)%
Total wireless lines in service	224,500	228,100	222,000	(3,600)	2,500	(1.6)%	1.1%

1  On January 1, 2017, we transferred 3,100 small business cable modem subscribers from Business to Consumer. We adjusted the previously reported subscriber numbers as of June 30, 2016 for the number of subscribers that were transferred on January 1, 2017.

2  On January 1, 2017, we transferred 500 small business basic subscribers from Business to Consumer. We adjusted the previously reported subscriber numbers as of June 30, 2016 for the number of subscribers that were transferred on January 1, 2017.

3  On January 1, 2017, we transferred 4,800 small business local access lines from Business to Consumer. We adjusted the previously reported subscriber numbers as of June 30, 2016 for the number of subscribers that were transferred on January 1, 2017.

4  On January 1, 2017, we transferred 3,700 small business wireless lines from Business to Consumer. We adjusted the previously reported subscriber numbers as of June 30, 2016 for the number of subscribers that were transferred on January 1, 2017.